EXHIBIT 4.f

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is effective as of this 1st day of July, 1998 by and among Commodore Holdings Limited, a Bermuda corporation ("Commodore"), American Stock Transfer & Trust Company ("AST") and StockTrans, Inc. ("STI"). All capitalized terms which are not defined herein shall have the meanings ascribed to them in the Warrant Agreement (defined hereinbelow).

         WHEREAS, Commodore and STI entered into an agreement dated as of July 19, 1996 pursuant to which STI agreed to act as Warrant Agent in connection with the issuance, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants (the "Warrant Agreement");

         WHEREAS, Commodore and STI desire that AST now act on behalf of Commodore as Warrant Agent pursuant to the Warrant Agreement, and AST is willing to so act.

         NOW, THEREFORE, in consideration of the promises set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. STI hereby (a) delegates its obligations as Warrant Agent under the Warrant Agreement to AST, and (b) assigns, conveys and transfers to AST all of its right, title and interest as Warrant Agent under or with respect to the Warrant Agreement.

         2. AST hereby (a) accepts such delegation of obligations under the Warrant Agreement, (b) assumes and agrees to perform and discharge, all of the obligations of STI in its capacity as Warrant Agent under the Warrant Agreement, and (c) accepts the assignment of all right, title and interest of STI in its capacity as Warrant Agent under or with respect to the Warrant Agreement.

         3. Commodore hereby consents to (a) the delegation to and assumption by AST of obligations under the Warrant Agreement and (b) the assignment, conveyance and transfer to AST and acceptance by AST of all right, title and interest of STI under the Warrant Agreement.

         4. For purposes of the Warrant Agreement, the Corporate Office of AST is currently located at 40 Wall Street, New York, New York 10005.

         5. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, for the uses and purposes above set forth.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                AMERICAN STOCK TRANSFER & TRUST COMPANY

                                By: /S/ HERBERT J. LEMMER
                                    --------------------------------------------
                                        Herbert J. Lemmer
                                        Vice-President

                                STOCKTRANS, INC.

                                By: /S/ JONATHAN MILLER
                                    --------------------------------------------
                                      Jonathan Miller
                                      President

                                COMMODORE HOLDINGS LIMITED

                                By: /S/ JEFFREY I. BINDER
                                    --------------------------------------------
                                      Jeffrey I. Binder
                                      Chairman of the Board

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